EXHIBIT 5.1

WORKLAND & WITHERSPOON, PLLC

ATTORNEYS AT LAW

Peter A. Witherspoon

714 Washington Mutual Financial Center

Of Counsel:

Gary D. Brajcich

601 West Main Avenue

James J. Workland

Eric J. Sachtjen*

Spokane, Washington   99201-0677

Gary C. Randall†

James  A. McPhee†

Telephone:  (509) 455-9077

Gregory B. Lipsker

Lawrence W. Garvin

Facsimile:  (509) 624-6441

Michael A. Agostinelli

Steven Wee

Email: glipsker@workwith.com

Brian P. McClatchey

†Also Admitted in Idaho

*Also Admitted in Alaska

July 18, 2006

Board Of Directors

Daybreak Oil and Gas, Inc.

P.O. Box 370

Osburn, Idaho 83849

Re:  Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Daybreak Oil and Gas, Inc., a Washington corporation (the "Company"), in connection with its Registration Statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate of 13,244,889 shares (the "Shares") of the Company's Common Stock.

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, Photostat or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares, when offered pursuant to the registration statement and the prospectus included therein, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement.  It is not to be used, circulated, quoted or otherwise referred to for any other purpose.  Other than the Company, no one is entitled to rely on this opinion.

Very truly yours,

Workland & Witherspoon, PLLC

By: _________________________

     Gregory B. Lipsker, Esq.